UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On February 7, 2013, the Board of Directors (the "Board") of Fortegra Financial Corporation (the "Company"), in accordance with Article III of the Company's By-Laws and upon the recommendation of the Governance Committee of the Board, increased the size of the Board from seven (7) directors to eight (8) directors.

The Board then appointed Sean S. Sweeney to serve as director filling the vacancy on the Board. Mr. Sweeney has not been asked to serve on any committee of the Board, and it is not anticipated that he will be asked to serve on any committee of the Board prior to the next annual meeting of shareholders. Mr. Sweeney will stand for election at the Company's annual meeting of stockholders scheduled to be held on May 7, 2013.

The Board has determined, in its business judgment, that Mr. Sweeney qualifies as independent under the independence standards set forth in the Corporate Governance Listing Standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines and Principles. There are and have been no transactions, either since the beginning of the Company's last fiscal year or that are currently proposed, regarding Mr. Sweeney that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no arrangement or understanding exists between Mr. Sweeney and any other person or persons pursuant to which Mr. Sweeney was selected as a director. Mr. Sweeney's compensation for his services as a director will be consistent with that of the Company's other non-employee directors, as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2012.

Mr. Sweeney served as Chief Executive Officer and President of Philadelphia Insurance Companies until his retirement in February 2013.

(e) Compensatory Arrangements of Certain Officers

On February 6, 2013, the Compensation Committee of the Board of Directors (the "Compensation Committee") of the Company took the following action:

Quarterly Incentive Plan. On February 6, 2013, the Compensation Committee approved a quarterly incentive plan (the "Plan"), pursuant to which certain executive officers are eligible to receive shares of the Company's common stock if the product unit for which they are responsible exceeds its quarterly net revenue targets (the "Revenue Target") by five percent (5%) or more. The actual number of shares granted under the Plan will be determined by dividing (x) 3.25% of the amount by which the product unit exceeds its Revenue Target (which excess is capped at ten percent (10%) of the Revenue Target)(the "Award Value"), by (y) the closing price of the Company's common stock on the last business day of the related fiscal quarter. The Award Values for Mr. McCaw, a named executive officer, are as set forth in the following table:

		Estimated Future Payouts for the Quarter Ending March 31, 2013		Estimated Future Payouts for the Quarter Ending June 30, 2013		Estimated Future Payouts for the Quarter Ending September 30, 2013		Estimated Future Payouts for the Quarter Ending December 31, 2013
Name	Type of Award	5% Above Target ($)	10% Above Target ($)	5% Above Target ($)	10% Above Target ($)	5% Above Target ($)	10% Above Target ($)	5% Above Target ($)	10% Above Target ($)
Joseph R. McCaw	Common Stock	$19,486	$39,523	$19,486	$38,973	$20,816	$41,632	$19,761	$39,569

The shares are granted under the Company's 2010 Omnibus Incentive Plan and vest immediately upon grant. All award determinations are subject to Compensation Committee approval in accordance with the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: February 12, 2013	By:	/s/ Walter P. Mascherin
	Name:	Walter P. Mascherin
	Title:	Executive Vice President and Chief Financial Officer